Exhibit 99.3

For Immediate Release:
November 8, 2004

Metrocall Contact:	Arch Contact:
Brett Mankey	Bob Lougee
(703) 660-6677x6231	(508) 435-6117

Metrocall and Arch Stockholders Approve Merger

     Alexandria, VA, Thursday, November 8, 2004 — Metrocall Holdings, Inc. (NASDAQ: MTOH) and Arch Wireless, Inc. (NASDAQ:AWIN) today announced that that their respective stockholders approved the merger agreement pursuant to which Metrocall and Arch will merge and each company will become a subsidiary of a new company called USA Mobility, Inc. Subject to satisfaction or waiver of the remaining closing conditions, Metrocall and Arch expect to complete the merger during the week of November 15, 2004. Under the merger agreement, it is a condition to closing that the FCC grant its consent to the merger and such consent is expected to be received some time this week. As of the time of the vote on the merger, holders of approximately 9.1% of the fully-diluted common stock of Metrocall had asserted their right to seek appraisal of their shares, which constitutes a failure of a condition to the completion of the merger that would need to be waived for the merger to be completed.

     Vincent D. Kelly, President and Chief Executive Officer of Metrocall and USA Mobility commented: “I am extremely pleased that a majority of Metrocall and Arch shareholders have approved this transaction and recognized this opportunity. The first three quarters of 2004 have seen continued pressure on our combined revenue and subscriber bases, further underscoring the need for this consolidation. We expect to operate USA Mobility with the same free cash flow oriented objectives that both Arch and Metrocall embraced over the past two years, while continuing to provide our customers with first class paging, wireless messaging solutions and customer service. We look forward to combining the best qualities of each company’s management, systems, sales and support staff.”

About Metrocall Holdings

     Metrocall Holdings, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare communities. In addition to its reliable, nationwide one-way networks, Metrocall’s two-way network has the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. Metrocall Wireless is the preferred ReFLEX wireless data network provider for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. In addition to traditional numeric, one-way text and two-way paging, Metrocall also offers wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel. Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes. For more information on Metrocall please visit our Web site and online store at www.metrocall.com or call 800-800-2337.

About Arch Wireless

     Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at http://www.arch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act

     This press release includes “forward-looking statements,” within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Please refer to Metrocall’s most recent annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.

     Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for future reductions in operating expenses, future subscriber and disconnect rates, and maintenance of operating margins, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the company’s expectations expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for Arch’s paging products and services, Arch’s ability to continue to reduce operating expenses and maintain operating margins, Arch’s ability to complete announced redemptions and payments on its long-term debt, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.